     RIVERSOURCE MANAGERS SERIES, INC.

EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Multi-Advisor Small Cap Value Fund

RiverSource Partners Fundamental Value Fund

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

RiverSource Managers Series, Inc. - on behalf of Columbia Multi-Advisor Small Cap Value Fund and RiverSource Partners Fundamental Value Fund

PROPOSAL 1. To elect directors to the Board.*

                               DOLLARS VOTED "FOR"    DOLLARS VOTED "WITHHOLD"    ABSTENTIONS    BROKER NON-VOTES
                               -------------------    ------------------------    -----------    ----------------
01. Kathleen Blatz                 845,720,007.505              21,551,113.370          0.000               0.000
02. Edward J. Boudreau, Jr.        844,386,896.353              22,884,224.522          0.000               0.000
03. Pamela G. Carlton              845,616,023.631              21,655,097.244          0.000               0.000
04. William P. Carmichael          844,926,790.977              22,344,329.898          0.000               0.000
05. Patricia M. Flynn              846,691,054.832              20,580,066.043          0.000               0.000
06. William A. Hawkins             844,484,265.241              22,786,855.634          0.000               0.000
07. R. Glenn Hilliard              845,247,780.394              22,023,340.481          0.000               0.000
08. Stephen R. Lewis, Jr.          845,141,393.850              22,129,727.025          0.000               0.000
09. John F. Maher                  845,923,969.612              21,347,151.263          0.000               0.000
10. John J. Nagorniak              845,639,591.216              21,631,529.659          0.000               0.000
11. Catherine James Paglia         846,667,388.141              20,603,732.734          0.000               0.000
12. Leroy C. Richie                844,766,450.106              22,504,670.769          0.000               0.000
13. Anthony M. Santomero           845,232,569.625              22,038,551.250          0.000               0.000
14. Minor M. Shaw                  845,013,925.217              22,257,195.658          0.000               0.000
15. Alison Taunton-Rigby           845,269,041.566              22,002,079.309          0.000               0.000
16. William F. Truscott            845,274,100.858              21,997,020.017          0.000               0.000

-----------

* All dollars of RiverSource Managers Series, Inc. are voted together as a single class for the election of directors.

RiverSource Managers Series, Inc. - on behalf of Columbia Multi-Advisor Small Cap Value Fund and RiverSource Partners Fundamental Value Fund

PROPOSAL 2. To approve a proposed amendment to the Articles of Incorporation.*

DOLLARS VOTED "FOR"    DOLLARS VOTED "AGAINST"     ABSTENTIONS      BROKER NON-VOTES
-------------------    -----------------------     -----------      ----------------
821,114,603.396                 30,903,072.180    15,253,429.599              15.700

     RIVERSOURCE MANAGERS SERIES, INC.

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*    All dollars of RiverSource Managers Series, Inc. are voted together as a single class for the amendment to the Articles of Incorporation.

Columbia Multi-Advisor Small Cap Value Fund

PROPOSAL 3.  To approve a proposed Agreement and Plan of Redomiciling.

DOLLARS VOTED "FOR"    DOLLARS VOTED "AGAINST"     ABSTENTIONS     BROKER NON-VOTES
-------------------    -----------------------     ------------    ----------------
292,012,346.716                  8,143,451.714    8,143,204.831      74,271,623.860

Columbia Multi-Advisor Small Cap Value Fund

PROPOSAL 4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"    DOLLARS VOTED "AGAINST"     ABSTENTIONS     BROKER NON-VOTES
-------------------    -----------------------     ------------    ----------------
291,493,623.589                  8,966,573.529    7,838,800.423      74,271,629.580

RiverSource Partners Fundamental Value Fund

PROPOSAL 5. To approve an Agreement and Plan of Reorganization between RiverSource Partners Fundamental Value Fund and Columbia Contrarian Core Fund.

DOLLARS VOTED "FOR"    DOLLARS VOTED "AGAINST"     ABSTENTIONS      BROKER NON-VOTES
-------------------    -----------------------     -------------    ----------------
415,458,179.465                 10,773,682.717    10,780,600.922               0.000